Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of BSB Bancorp, Inc. (the “Company”), hereby certifies that to his knowledge on the date hereof:

(a)	The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HOWARD W. SHARP

Howard W. Sharp President and Chief Executive Officer November 12, 2003

A signed original of this written statement required by Section 906 has been provided to BSB Bancorp, Inc. and will be retained by BSB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.